UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 1, 2008

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1501 US Hwy 25E
Middlesboro, KY  40965
 (Address of principal executive offices) (Zip Code)

606-248-7323
 (Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities.

On October 1, 2008, Heartland, Inc. (the "Company") entered into and closed a Securities Purchase  Agreement  (the  "Agreement") with Lee Holding Company LP and Gary Lee ("Sellers") and Lee Oil Company, Inc. (“Lee Oil”), Lee’s Food Mart, LLC (“Lee Food”), and Lee Enterprises, Inc. (“Lee,” and together with Lee Oil and Lee Food, the “Lee Companies”).  Pursuant to the Agreement, the Company acquired and, the Sellers sold, 100% of the outstanding securities in the Lee Companies.  Terry Lee, the Company’s Chief Executive Officer and a director of the Company, is the principal partner of Lee Holding Company LP.  Gary Lee is the brother of Terry Lee.

In consideration for 100% of the outstanding securities in the Lee Companies, the Company paid the Sellers $3,250,000 in cash, issued the Sellers promissory notes for an aggregate of $3,250,000 (the “Lee Companies Notes”) and issued the Sellers 2,500,000 shares of common stock of the Company. The Lee Companies Notes carry interest of 8% per year and the Company is required to pay the Sellers an aggregate of $27,418 per month until the Lee Companies Notes are paid in full.

In connection with the acquisition of the Lee Companies, the Company entered an Employment, Noncompetition and Nondisclosure Agreement with Terry Lee.  In consideration for Mr. Lee serving as CEO, Mr. Lee shall receive an annual salary of $140,000 and 150,000 shares of common stock.

In order to fund the cash purchase price of the acquisition, on October 1, 2008, the Company entered into a Loan Agreement (the “Loan Agreement”) with Choice Financial Group (“Choice”).  Pursuant to the Loan Agreement, the Company issued and sold a Promissory Note in the amount of $3,250,000 (the “Choice Note”).  The Company is required to pay a monthly installment of $30,799 and the outstanding balance including annual interest of 7.75% is required to be paid in full by September 30, 2011.

In accordance with the security agreements entered between the Company, each of the subsidiaries of the Company and Choice, the assets of the Company thee parcels of real estate owned by the Company and each of its subsidiaries were collateralized by Choice and the securities of each of the subsidiaries of the Company were pledged to Choice.  In addition, each of the Sellers entered into a subordination agreement with Choice and Terry Lee entered a Put Agreement with Choice whereby Mr. Lee agreed to acquire the Choice Note in the event that Company defaults.

Prior to the acquisition of the Lee Companies, except for the fact that Terry Lee is an executive officer, director and shareholder of the Company and Gary Lee is the brother of Terry Lee, no material relationship existed between the Company and the Sellers and/or their affiliates, directors, officers or any associate of an officer or director.

Lee Oil is a multi-state (Kentucky, Virginia and Tennessee) petroleum marketer and distributor which had approximately 36,000,000 gallons of petroleum product sales during the year ended December 2007.  Representing three major oil companies (Marathon, BP and ExxonMobil), Lee Oil annual sales exceeded of $115,000,000 during the year ended December 2007.  In addition, Lee Food operates 23 convenience stores and has in excess of 35 long term petroleum supply contracts with retail and wholesale customers.  Additional sales in home heating oil, bulk oil lubes and oil burners make the Lee Companies a diversified petroleum distributor for the markets it serves.

The shares issued in connection with the purchase of the Lee Companies and in connection with Mr. Lee’s employment agreement were offered and sold to in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.  Each of the former shareholders of the Lee Companies are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

To be filed by amendment.

(b)	Pro forma financial information.

To be filed by amendment.

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Loan Agreement between Heartland, Inc. and Choice Financial Group dated October 1, 2008
4.2	Promissory Note payable to Choice Financial Group
4.3	Guaranty by Lee Oil Company, Inc., Lee’s Food Mart, LLC, Lee Enterprises, Inc. and Mound Technologies, Inc. in favor of Choice Financial Group
4.4	Form of Pledge Agreement by and between Heartland, Inc. and Choice Financial Group
4.5	Form of Third Party Assignment of leases, Rents and Purchase Agreements
4.6	Form of Third Party Security Agreement
4.7	Third Party Mortgage by Mound Technologies, Inc. in favor of Choice Financial Group
4.8	Third Party Mortgage by Lee’s Food Mart’s LLC in favor of Choice Financial Group
4.9	Third Party Deed of Trust by Lee Oil Company, Inc. in favor of Choice Financial Group
10.1	Securities Purchase Agreement Lee Holding Company LP and Gary Lee and Lee Oil Company, Inc., Lee’s Food Mart, LLC and Lee Enterprises, Inc. dated October 1, 2008
10.2	Employment, Noncompetition and Nondisclosure Agreement by and between Terry Lee and Heartland, Inc. dated October 1, 2008
10.3	Promissory Note payable to Lee Holding Company LP
10.4	Promissory Note payable to Gary Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

October 3, 2008	By:	/s/ Terry Lee
Terry Lee
CEO

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